UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2018 (February 7, 2018)

Tallgrass Energy GP, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01.	Financial Statements and Exhibits.

On February 7, 2018, Tallgrass Energy GP, LP ("TEGP") and Tallgrass Energy Partners, LP ("TEP") issued a joint press release announcing that Tallgrass Development, LP ("Tallgrass Development") merged with and into a wholly owned subsidiary of Tallgrass Equity, LLC ("TE").

As a result of the merger, TE acquired a 25.01% membership interest in Rockies Express Pipeline LLC (“REX”), and an additional 5,619,218 common units representing limited partner interests of TEP. Including the 49.99% membership interest in REX held by TEP, TE now effectively controls an aggregate 75% membership interest in REX and owns an aggregate of 25,619,218 common units of TEP. TEGP is the managing member of and therefore controls TE. Please reference the Form 8-K filed by TEGP on February 7, 2018 for more information. The following financial statements, pro forma financial information and exhibits are being filed in connection with such acquisition.

(a)	Financial Statements of Rockies Express Pipeline LLC
Audited Financial Statements as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016, and 2015, including the notes related thereto, are incorporated into this Item 9.01(a) by reference to Item 15 of TEGP's Annual Report on Form 10-K filed on February 13, 2018.

(b)	Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial statements of TEGP as of and for the year ended December 31, 2017, and the notes related thereto, are filed with this Form 8-K as Exhibit 99.1 and incorporated into this Item 9.01(b) by reference.

(c)	Exhibits
99.1    Unaudited Pro Forma Condensed Consolidated Financial Statements of Tallgrass Energy GP, LP as of and for the year ended December 31, 2017, including the notes related thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY GP, LP

		By:	TEGP Management, LLC
its General Partner

Date:	March 22, 2018	By:	/s/ Gary D. Watkins
Gary D. Watkins
Vice President and Chief Accounting Officer